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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF SURETY CAPITAL CORPORATION

                                                            JURISDICTION
     SUBSIDIARY                                            OF ORGANIZATION

Surety Bank, National                                      National Banking
    Association                                              Association